Exhibit 99.1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of Insmed Incorporated and further agree to the filing of this agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: March 23, 2005	TANG CAPITAL PARTNERS, LP,
	By:	Tang Capital Management, LLC

	By:	/s/ Kevin C. Tang
		Name:	Kevin C. Tang
		Title:	Managing Member

TANG CAPITAL MANAGEMENT, LLC
	By:	/s/ Kevin C. Tang
		Name:	Kevin C. Tang
		Title:	Managing Member

/s/ Kevin C. Tang
	Name:	Kevin C. Tang